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EXHIBIT 4

PricewaterhouseCoopers LLP Chartered Accountants PO Box 82 Royal Trust Tower, Suite 3000 Toronto Dominion Centre Toronto, Ontario Canada M5K 1G8 Telephone +1 416 863 1133 Facsimile +1 416 365 8215

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use in this Annual Report on Form 40-F of our report dated February 22, 2005, relating to the consolidated financial statements of The Thomson Corporation (the Company) which appears in Exhibit 3 of this Form 40-F. We also consent to the use in this Annual Report on Form 40-F of our Comments by Auditors for United States of America Readers on Canada — United States of America Reporting Differences dated February 22, 2005.

Furthermore, we hereby consent to the incorporation by reference in the registration statements on Form F-9 (No. 333-109297), Form S-8 (No. 333-105280), Form S-8 (No. 333-12284) and Form F-3 (No. 333-97203) of The Thomson Corporation of our report dated February 22, 2005 relating to the Company's consolidated financial statements and our Comments by Auditors for United States of America Readers on Canada — United States of America Reporting Differences dated February 22, 2005, which appears in Exhibit 3 of this Form 40-F.

We also consent to the reference to us under the heading "Interests in Experts" in this Annual Report.

Chartered Accountants

Toronto, Canada
February 22, 2005

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

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CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS